UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 30, 2005

Hungarian Telephone and Cable Corp.
(Exact name of Registrant as specified in its charter)

Delaware 1-11484 13-3652685
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

1201 Third Avenue, Suite 3400 Seattle, WA 98101-3034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 654-0204

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 30, 2005, Hungarian Telephone and Cable Corp. (the "Registrant") agreed with the Hungarian Trade Unions representing most of its Hungarian-based employees on the key provisions of a workforce reduction plan, pursuant to which the Registrant will reduce its workforce by approximately 200 employees, which represents about 20% of the Registrant's workforce. The first step in the process will consist of an offer to employees to voluntarily accept a severance package. If the first step does not meet its target of 200 employees, the Registrant will take the next step in the process to complete its workforce reduction.

The Registrant expects to complete its workforce reduction by the end of the year and estimates that the one-time termination benefits costs associated with the workforce reduction will range from 600 million to 1 billion Hungarian Forints (U.S. $3 - 5 million), which costs are payable in cash in 2005 and will affect the Registrant's 2005 reported results. The exact costs of the workforce reduction are dependent on the final composition and seniority of the affected employees as well as the timing of the full implementation of the workforce reduction process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: September 1, 2005 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel